UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 16, 2017
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Certain matters discussed within this Current Report on Form 8-K are forward-looking statements by Fuel Tech, Inc. (“Company” or “Fuel Tech”) including, but not limited to the Company’s ability to comply with NASDAQ Listing Rules regarding the trading price of the Company’s common stock. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The Company can give no assurance that it will be able to achieve that objective. Fuel Tech does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions, our ability to access the capital markets on terms acceptable to us, or at all, our ability to comply with our contractual covenants, including in respect of our debt and other risks detailed from time to time in the Company’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2017, Fuel Tech, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) notifying the Company that, based upon the closing bid price of the Company’s common stock that trades under the symbol “FTEK” (“Common Stock”) for the last 30 consecutive business days, the Common Stock did not meet the minimum bid price of $1.00 per share required by NASDAQ Listing Rule 5450(a)(1) (the “Minimum Bid Rule”), initiating an automatic 180 calendar-day grace period for the Company to regain compliance.

The notice has no immediate effect on the listing or trading of the Company’s Common Stock, and the Common Stock will continue to trade on the NASDAQ under the symbol “FTEK”.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of the notification, or until November 13, 2017 to achieve compliance with the Minimum Bid Rule. The Company will regain compliance with the Minimum Bid Rule if at any time before November 14, 2017, the bid price for the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days.

The Company intends to meet the requirements for the Minimum Bid Rule in the future and is evaluating the manner to do so. In that regard, prior to receipt of the above-referenced letter, as previously reported in the Company’s 2017 Proxy Statement filed with the United States Securities and Exchange Commission (the “SEC”) on March 27, 2017 (the “Proxy Statement”), the Company submitted for stockholder approval a proposal to give the Board of Directors of the Company (the “Board”) the authority, at the Board’s discretion, to implement a reverse stock split within the timeframe stated and in the manner described in the Proxy Statement to increase the per share trading price of the Company’s Common Stock. The stockholders of the Company approved that proposal at the May 18, 2017 Annual Meeting of the Company’s stockholders. If the Board proceeds with the reverse stock split, the Company anticipates that action would increase the per share trading price of the Company’s Common Stock to regain compliance with the Minimum Bid Rule and to maintain the eligibility of the Company’s Common Stock for listing on the NASDAQ Stock Market.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: May 23, 2017	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel and Secretary